U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2018 (June 21, 2018)

Mobiquity Technologies, Inc.

(Exact name of registrant as specified in its charter)

New York

(State or jurisdiction of incorporation or organization)

000-51160

(Commission File Number)

11-3427886

(I.R.S. Employer Identification Number)

35 Torrington Lane, Shoreham, NY 11786

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (516) 246-9422

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

See item 3.02 below.

Item 3.02	Unregistered Sale of Equity Securities

On June 21, 2018, Mobiquity Technologies, Inc. (the “Company”) entered into a strategic investment transaction with Glen Eagles Acquisitions LP (“GEA”). As part of the strategic investment, the Company received 4,500,000 shares of Gopher Protocol Inc. common stock (traded in the OTC Market under the symbol “GOPH”) and cash in exchange for 150,000,000 shares of its restricted common stock. There was also an origination fee of 15,000,000 shares of its restricted common stock paid to GEA by the Company in connection with this transaction. There were no commissions or finder’s fees paid by the Company in connection with this transaction.

Item 7.01.	Regulation FD Disclosure

On June 25, 2018, the Company issued a press release, a copy of which is appended hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release dated June 25, 2018. (Filed herewith.)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOBIQUITY TECHNOLOGIES, INC.

Dated: June 25, 2018
By: /s/ Dean L. Julia
Dean L. Julia, Chief Executive Officer